Exhibit 99.1

For Immediate Release

For more information:

Rex S. Schuette

Chief Financial Officer

(706) 781-2266

Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC.

ANNOUNCES FOURTH QUARTER EARNINGS

Diluted earnings per share up 52 percent, to 38 cents, from fourth quarter 2015

Excluding merger-related and other non-operating charges,

diluted operating EPS up 21 percent, to 40 cents

  Return on assets of 1.03 percent, or 1.10 percent excluding merger-related and other charges
  Loan growth of $196 million from the third quarter, or 12 percent annualized
  Core transaction deposits up $62.4 million from the third quarter, or 4 percent annualized
  Efficiency ratio of 57.7 percent, or 56.6 percent excluding merger-related and other charges

BLAIRSVILLE, GA – January 25, 2017 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today announced strong fourth quarter results with solid loan growth, effective expense management, sound credit quality and improvement in nearly every other performance measure. Net income grew to $27.2 million, or 38 cents per diluted share, compared with $18.2 million, or 25 cents per diluted share, for the fourth quarter of 2015. Net income for the full year of 2016 was $100.7 million, or $1.40 per diluted share. This compares with $71.6 million, or $1.09 per diluted share, for 2015.

On an operating basis, net income rose to $28.9 million for the fourth quarter of 2016 compared with $23.8 million for the fourth quarter of 2015. Fourth quarter 2016 operating net income excludes pre-tax merger-related charges of $1.14 million and the associated tax benefit of $432,000, as well as a tax charge of $976,000 related to the cancellation of nonqualified stock options.

Fourth quarter 2015 operating net income excludes $3.11 million in pre-tax merger-related charges and $5.97 million in pre-tax charges for impairment on properties acquired for future expansion. The tax benefit on the fourth quarter 2015 charges was $3.49 million. On a per diluted share basis, operating net income was 40 cents for the fourth quarter of 2016 compared with 33 cents for the fourth quarter of 2015. For the full year of 2016, operating net income was $106.7 million, or $1.48 per diluted share, compared with $83.1 million, or $1.27 per diluted share, for 2015.

At December 31, 2016, preliminary regulatory capital ratios were as follows: Tier 1 Risk-Based of 11.3 percent; Total Risk-Based of 12.1 percent; Common Equity Tier 1 Risk-Based of 11.3 percent; and, Tier 1 Leverage of 8.5 percent.

“Our fourth quarter results mark a solid ending to an exceptional year for United Community Banks,” said Jimmy Tallent, chairman and chief executive officer. “Our bankers continue to make progress in improving our financial performance. A year ago we set a goal of achieving a 1.10 percent operating return on assets by the fourth quarter of 2016. We knew that achieving this goal would not be easy, but we also knew our determined bankers and how they react to a challenge. I am proud to say that in the fourth quarter, not only did they achieve that goal, but they also pushed our operating return on tangible common equity to 12.5 percent and improved our operating efficiency ratio to 56.6 percent. I could not be more pleased.” Operating performance measures exclude the charges mentioned above. Including those charges, return on assets was 1.03 percent, return on common equity was 9.89 percent and the efficiency ratio was 57.7 percent.

“In the fourth quarter we completed all systems conversions for Tidelands Bank, and we have achieved all expected cost savings from that acquisition,” Tallent said. “We are proud that Tidelands is now fully integrated with United Community Bank, operating under our brand in coastal South Carolina.

“Fourth quarter loan production was $747 million,” Tallent added. “Linked-quarter loan growth of $196 million, or 12 percent annualized, was slightly above our 2016 loan growth target of mid-to-upper single-digit. Our community banks originated $490 million in loans while specialized lending produced $216 million. United’s specialized lending area encompasses commercial real estate, middle market, SBA, asset-based lending, senior living and builder finance.”

Fourth quarter net interest revenue totaled $80.9 million, up $1.9 million from the third quarter and up $7.2 million from the fourth quarter of 2015. The increase from both periods reflects loan growth, and the increase from a year ago also includes net interest revenue from recent acquisitions.

The taxable-equivalent net interest margin of 3.34 percent remained the same as in the third quarter of 2016 and the fourth quarter of 2015. The effect of rising short-term interest rates and lower wholesale borrowings offset the impact of competitive loan pricing.

No provision for credit losses was required for the fourth quarter. This compares with a provision recovery of $300,000 in the third quarter, and a provision of $300,000 in the fourth quarter of 2015. Fourth quarter net charge-offs totaled $1.5 million, compared with $1.4 million in the third quarter and $1.3 million in the fourth quarter of 2015. Contributing to the low level of net charge-offs were continued strong recoveries of previously charged-off loans. Nonperforming assets were .28 percent of total assets at December 31, 2016, compared with .30 percent at September 30, 2016 and .29 percent at December 31, 2015.

“Our lack of need for a provision for loan losses reflects continued strong credit quality and a low overall level of net charge-offs,” Tallent commented. “Our credit quality indicators remain favorable and our outlook is for positive credit quality and low provision levels through 2017. We expect to gradually increase provision levels with loan growth during the year, which is expected to slightly decrease our allowance and the related ratio to total loans.”

Fourth quarter fee revenue totaled $25.2 million, a decrease of $1.13 million from the third quarter and up $3.95 million from a year ago. Mortgage fees were up $477,000 from the third quarter, and $3.23 million from a year ago. Gains from sales of SBA loans were up $549,000 from the third quarter, and up $1.03 million from a year ago due to continued growth in SBA lending. Offsetting the mortgage and SBA business growth from the third quarter of 2016 were decreases in merchant services and brokerage fees, and in deposit account fees and service charges. Customer derivative fees were also down from the record level achieved in the third quarter.

“The rise in mortgage fees reflects our strategic investment in additional mortgage lenders where we see opportunities to gain market share and higher spreads on loan sales,” Tallent said. “Also, our SBA lending business remains a top priority. In the fourth quarter we sold $41 million in loans compared with $32 million in the third quarter and $25 million in the fourth quarter of 2015.”

Operating expenses were $61.3 million for the fourth quarter, compared with $64.0 million for the third quarter and $65.5 million for the fourth quarter of 2015. Included in operating expenses are merger-related and impairment charges of $1.14 million in the fourth quarter, $3.15 million in the third quarter and $9.08 million in the fourth quarter of 2015. Excluding these charges, fourth quarter operating expenses were $60.2 million compared with $60.9 million for the third quarter, and $56.4 million a year ago.

The decrease in operating expenses from the third quarter is mostly in salaries and employee benefits costs and a decrease in professional fees. The increase from a year ago reflects the additional operating expenses of Tidelands Bank following its acquisition on July 1, 2016. United’s financial results include operating expenses of acquired companies beginning on their respective acquisition dates. The benefit of higher revenue and the lower level of fourth quarter expenses compared to the third quarter also improved the operating efficiency ratio to 56.6 percent, compared to 57.8 percent in the third quarter and 59.4 percent a year ago.

Tallent concluded, “I am very proud of our bankers and the exceptional results they achieved in 2016. They steadily improved financial performance while providing the best in customer service, which is the foundation of our success and the core of everything we do. With our strong earnings momentum, a high-quality balance sheet and strategic investments in our franchise, I look forward with optimism going into 2017.”

Conference Call

United will hold a conference call today, Wednesday, January 25, 2017, at 11 a.m. ET to discuss the contents of this earnings release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 47644518. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) is a registered bank holding company based in Blairsville, Georgia with $10.7 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the southeast region’s largest full-service banks, operating 139 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in providing personalized community banking services to individuals, small businesses and corporations. Services include a full range of consumer and commercial banking products including mortgage, advisory, and treasury management. Respected national research firms consistently recognize United Community Bank for outstanding customer service: In 2014, 2015 and 2016, J.D. Power ranked United Community Bank first in customer satisfaction in the Southeast. In 2017, for the fourth consecutive year, Forbes included United among their list of the top 100 Best Banks in America. Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

Non-GAAP Financial Measures

This News Release contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “operating net income per diluted share,” “tangible book value,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “operating dividend payout ratio,” “operating efficiency ratio,” “average tangible equity to average assets,” “average tangible common equity to average assets” and “tangible common equity to risk-weighted assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends.

These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

Safe Harbor

This News Release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission including its 2015 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information

						Fourth	For the Twelve
	2016				2015	Quarter	Months Ended		YTD
	Fourth	Third	Second	First	Fourth	2016-2015	December 31,		2016-2015
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2016	2015	Change
INCOME SUMMARY
Interest revenue	$87,778	$85,439	$81,082	$80,721	$79,362		$335,020	$278,532
Interest expense	6,853	6,450	6,164	5,769	5,598		25,236	21,109
Net interest revenue	80,925	78,989	74,918	74,952	73,764	10%	309,784	257,423	20%
Provision for credit losses	-	(300)	(300)	(200)	300		(800)	3,700
Fee revenue	25,233	26,361	23,497	18,606	21,284	19	93,697	72,529	29
Total revenue	106,158	105,650	98,715	93,758	94,748	12	404,281	326,252	24
Expenses	61,321	64,023	58,060	57,885	65,488	(6)	241,289	211,238	14
Income before income tax expense	44,837	41,627	40,655	35,873	29,260	53	162,992	115,014	42
Income tax expense	17,616	15,753	15,389	13,578	11,052	59	62,336	43,436	44
Net income	27,221	25,874	25,266	22,295	18,208	50	100,656	71,578	41
Preferred dividends	-	-	-	21	25		21	67
Net income available to common shareholders	$27,221	$25,874	$25,266	$22,274	$18,183	50	$100,635	$71,511	41
Merger-related and other charges	1,141	3,152	1,176	2,653	9,078		8,122	17,995
Income tax benefit of merger-related and other charges	(432)	(1,193)	(445)	(1,004)	(3,486)		(3,074)	(6,388)
Impairment of deferred tax asset on cancelled non-qualified stock options	976	-	-	-	-		976	-
Net income available to common shareholders - operating (1)	$28,906	$27,833	$25,997	$23,923	$23,775	22	$106,659	$83,118	28

PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$.38	$.36	$.35	$.31	$.25	52	$1.40	$1.09	28
Diluted net income - operating (1)	.40	.39	.36	.33	.33	21	1.48	1.27	17
Cash dividends declared	.08	.08	.07	.07	.06		.30	.22
Book value	15.06	15.12	14.80	14.35	14.02	7	15.06	14.02	7
Tangible book value (3)	12.95	13.00	12.84	12.40	12.06	7	12.95	12.06	7

Key performance ratios:
Return on common equity - GAAP (2)(4)	9.89%	9.61%	9.54%	8.57%	7.02%		9.41%	8.15%
Return on common equity - operating (1)(2)(4)	10.51	10.34	9.81	9.20	9.18		9.98	9.48
Return on tangible common equity - operating (1)(2)(3)(4)	12.47	12.45	11.56	10.91	10.87		11.86	10.24
Return on assets - GAAP (4)	1.03	1.00	1.04	.93	.76		1.00	.85
Return on assets - operating (1)(4)	1.10	1.08	1.07	1.00	.99		1.06	.98
Dividend payout ratio - GAAP	21.05	22.22	20.00	22.58	24.00		21.43	20.18
Dividend payout ratio - operating (1)	20.00	20.51	19.44	21.21	18.18		20.27	17.32
Net interest margin (fully taxable equivalent) (4)	3.34	3.34	3.35	3.41	3.34		3.36	3.30
Efficiency ratio - GAAP	57.65	60.78	59.02	61.94	68.97		59.80	63.96
Efficiency ratio - operating (1)	56.58	57.79	57.82	59.10	59.41		57.78	58.51
Average equity to average assets	10.35	10.38	10.72	10.72	10.68		10.54	10.27
Average tangible equity to average assets (3)	9.04	8.98	9.43	9.41	9.40		9.21	9.74
Average tangible common equity to average assets (3)	9.04	8.98	9.43	9.32	9.29		9.19	9.66
Tangible common equity to risk-weighted assets (3)(5)	11.89	12.22	12.87	12.77	12.82		11.89	12.82

ASSET QUALITY
Nonperforming loans	$21,539	$21,572	$21,348	$22,419	$22,653	(5)	$21,539	$22,653	(5)
Foreclosed properties	7,949	9,187	6,176	5,163	4,883	63	7,949	4,883	63
Total nonperforming assets (NPAs)	29,488	30,759	27,524	27,582	27,536	7	29,488	27,536	7
Allowance for loan losses	61,422	62,961	64,253	66,310	68,448	(10)	61,422	68,448	(10)
Net charge-offs	1,539	1,359	1,730	2,138	1,302	18	6,766	6,259	8
Allowance for loan losses to loans	.89%	.94%	1.02%	1.09%	1.14%		.89%	1.14%
Net charge-offs to average loans (4)	.09	.08	.11	.14	.09		.11	.12
NPAs to loans and foreclosed properties	.43	.46	.44	.45	.46		.43	.46
NPAs to total assets	.28	.30	.28	.28	.29		.28	.29

AVERAGE BALANCES ($ in millions)
Loans	$6,814	$6,675	$6,151	$6,004	$5,975	14	$6,413	$5,298	21
Investment securities	2,690	2,610	2,747	2,718	2,607	3	2,691	2,368	14
Earning assets	9,665	9,443	9,037	8,876	8,792	10	9,257	7,834	18
Total assets	10,484	10,281	9,809	9,634	9,558	10	10,054	8,462	19
Deposits	8,552	8,307	7,897	7,947	8,028	7	8,177	7,055	16
Shareholders’ equity	1,085	1,067	1,051	1,033	1,021	6	1,059	869	22
Common shares - basic (thousands)	71,641	71,556	72,202	72,162	72,135	(1)	71,910	65,488	10
Common shares - diluted (thousands)	71,648	71,561	72,207	72,166	72,140	(1)	71,915	65,492	10

AT PERIOD END ($ in millions)
Loans	$6,921	$6,725	$6,287	$6,106	$5,995	15	$6,921	$5,995	15
Investment securities	2,762	2,560	2,677	2,757	2,656	4	2,762	2,656	4
Total assets	10,709	10,298	9,928	9,781	9,616	11	10,709	9,616	11
Deposits	8,638	8,442	7,857	7,960	7,873	10	8,638	7,873	10
Shareholders’ equity	1,076	1,079	1,060	1,034	1,018	6	1,076	1,018	6
Common shares outstanding (thousands)	70,899	70,861	71,122	71,544	71,484	(1)	70,899	71,484	(1)

(1) Excludes merger-related charges, a fourth quarter 2016 deferred tax asset impairment charge related to cancelled non-qualified stock options and fourth quarter 2015 impairment losses on surplus bank property. (2) Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) Fourth quarter 2016 ratio is preliminary.

UNITED COMMUNITY BANKS, INC.
Selected Financial Information
For the Years Ended December 31,

(in thousands, except per share data)	2016	2015	2014	2013	2012
INCOME SUMMARY
Interest revenue	$335,020	$278,532	$248,432	$245,840	$265,977
Interest expense	25,236	21,109	25,551	27,682	37,909
Net interest revenue	309,784	257,423	222,881	218,158	228,068
Provision for credit losses	(800)	3,700	8,500	65,500	62,500
Fee revenue	93,697	72,529	55,554	56,598	56,112
Total revenue	404,281	326,252	269,935	209,256	221,680
Expenses	241,289	211,238	162,865	174,304	186,774
Income before income tax expense	162,992	115,014	107,070	34,952	34,906
Income tax expense (benefit)	62,336	43,436	39,450	(238,188)	1,050
Net income	100,656	71,578	67,620	273,140	33,856
Preferred dividends	21	67	439	12,078	12,148
Net income available to common shareholders	$100,635	$71,511	$67,181	$261,062	$21,708
Merger-related and other charges	8,122	17,995	-	-	-
Income tax benefit of merger-related and other charges	(3,074)	(6,388)	-	-	-
Impairment of deferred tax asset on cancelled non-qualified stock options	976	-	-	-	-
Net income available to common shareholders - operating (1)	$106,659	$83,118	$67,181	$261,062	$21,708

PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$1.40	$1.09	$1.11	$4.44	$.38
Diluted net income - operating (1)	1.48	1.27	1.11	4.44	.38
Cash dividends declared	.30	.22	.11	-	-
Book value	15.06	14.02	12.20	11.30	6.67
Tangible book value (3)	12.95	12.06	12.15	11.26	6.57

Key performance ratios:
Return on common equity - GAAP (2)	9.41%	8.15%	9.17%	46.72%	5.43%
Return on common equity - operating (1)(2)	9.98	9.48	9.17	46.72	5.43
Return on tangible common equity - operating (1)(2)(3)	11.86	10.24	9.32	47.35	6.27
Return on assets - GAAP	1.00	.85	.91	3.86	.49
Return on assets - operating (1)	1.06	.98	.91	3.86	.49
Dividend payout ratio - GAAP	21.43	20.18	9.91	-	-
Dividend payout ratio - operating (1)	20.27	17.32	9.91	-	-
Net interest margin (fully taxable equivalent)	3.36	3.30	3.26	3.30	3.51
Efficiency ratio - GAAP	59.80	63.96	58.26	63.14	65.43
Efficiency ratio - operating (1)	57.78	58.51	58.26	63.14	65.43
Average equity to average assets	10.54	10.27	9.69	10.35	8.47
Average tangible equity to average assets (3)	9.21	9.74	9.67	10.31	8.38
Average tangible common equity to average assets (3)	9.19	9.66	9.60	7.55	5.54
Tangible common equity to risk-weighted assets (3)(4)	11.89	12.82	13.82	13.17	8.26

ASSET QUALITY
Nonperforming loans	$21,539	$22,653	$17,881	$26,819	$109,894
Foreclosed properties	7,949	4,883	1,726	4,221	18,264
Total nonperforming assets (NPAs)	29,488	27,536	19,607	31,040	128,158
Allowance for loan losses	61,422	68,448	71,619	76,762	107,137
Net charge-offs	6,766	6,259	13,879	93,710	69,831
Allowance for loan losses to loans	.89%	1.14%	1.53%	1.77%	2.57%
Net charge-offs to average loans	.11	.12	.31	2.22	1.69
NPAs to loans and foreclosed properties	.43	.46	.42	.72	3.06
NPAs to total assets	.28	.29	.26	.42	1.88

AVERAGE BALANCES ($ in millions)
Loans	$6,413	$5,298	$4,450	$4,254	$4,166
Investment securities	2,691	2,368	2,274	2,190	2,089
Earning assets	9,257	7,834	6,880	6,649	6,547
Total assets	10,054	8,462	7,436	7,074	6,865
Deposits	8,177	7,055	6,228	6,027	5,885
Shareholders’ equity	1,059	869	720	732	582
Common shares - basic (thousands)	71,910	65,488	60,588	58,787	57,857
Common shares - diluted (thousands)	71,915	65,492	60,590	58,845	57,857

AT PERIOD END ($ in millions)
Loans	$6,921	$5,995	$4,672	$4,329	$4,175
Investment securities	2,762	2,656	2,198	2,312	2,079
Total assets	10,709	9,616	7,558	7,424	6,801
Deposits	8,638	7,873	6,335	6,202	5,952
Shareholders’ equity	1,076	1,018	740	796	581
Common shares outstanding (thousands)	70,899	71,484	60,259	59,432	57,741

(1) Excludes merger-related charges, a 2016 deferred tax asset impairment charge related to cancelled non-qualified stock options and 2015 impairment losses on surplus bank property. (2) Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) 2016 ratio is preliminary.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information

	2016				2015	For the Twelve Months Ended
	Fourth	Third	Second	First	Fourth	December 31,
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter	2016	2015	2014	2013	2012

Expense reconciliation
Expenses (GAAP)	$61,321	$64,023	$58,060	$57,885	$65,488	$241,289	$211,238	$162,865	$174,304	$186,774
Merger-related and other charges	(1,141)	(3,152)	(1,176)	(2,653)	(9,078)	(8,122)	(17,995)	-	-	-
Expenses - operating	$60,180	$60,871	$56,884	$55,232	$56,410	$233,167	$193,243	$162,865	$174,304	$186,774

Net income reconciliation
Net income (GAAP)	$27,221	$25,874	$25,266	$22,295	$18,208	$100,656	$71,578	$67,620	$273,140	$33,856
Merger-related and other charges	1,141	3,152	1,176	2,653	9,078	8,122	17,995	-	-	-
Income tax benefit of merger-related and other charges	(432)	(1,193)	(445)	(1,004)	(3,486)	(3,074)	(6,388)	-	-	-
Impairment of deferred tax asset on cancelled non-qualified stock options	976	-	-	-	-	976	-	-	-	-
Net income - operating	$28,906	$27,833	$25,997	$23,944	$23,800	$106,680	$83,185	$67,620	$273,140	$33,856

Net income available to common shareholders reconciliation
Net income available to common shareholders (GAAP)	$27,221	$25,874	$25,266	$22,274	$18,183	$100,635	$71,511	$67,181	$261,062	$21,708
Merger-related and other charges	1,141	3,152	1,176	2,653	9,078	8,122	17,995	-	-	-
Income tax benefit of merger-related and other charges	(432)	(1,193)	(445)	(1,004)	(3,486)	(3,074)	(6,388)	-	-	-
Impairment of deferred tax asset on cancelled non-qualified stock options	976	-	-	-	-	976	-	-	-	-
Net income available to common shareholders - operating	$28,906	$27,833	$25,997	$23,923	$23,775	$106,659	$83,118	$67,181	$261,062	$21,708

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$.38	$.36	$.35	$.31	$.25	$1.40	$1.09	$1.11	$4.44	$.38
Merger-related and other charges	.01	.03	.01	.02	.08	.07	.18	-	-	-
Impairment of deferred tax asset on cancelled non-qualified stock options	.01	-	-	-	-	.01	-	-	-	-
Diluted income per common share - operating	$.40	$.39	$.36	$.33	$.33	$1.48	$1.27	$1.11	$4.44	$.38

Book value per common share reconciliation
Book value per common share (GAAP)	$15.06	$15.12	$14.80	$14.35	$14.02	$15.06	$14.02	$12.20	$11.30	$6.67
Effect of goodwill and other intangibles	(2.11)	(2.12)	(1.96)	(1.95)	(1.96)	(2.11)	(1.96)	(.05)	(.04)	(.10)
Tangible book value per common share	$12.95	$13.00	$12.84	$12.40	$12.06	$12.95	$12.06	$12.15	$11.26	$6.57

Return on tangible common equity reconciliation
Return on common equity (GAAP)	9.89%	9.61%	9.54%	8.57%	7.02%	9.41%	8.15%	9.17%	46.72%	5.43%
Merger-related and other charges	.26	.73	.27	.63	2.16	.48	1.33	-	-	-
Impairment of deferred tax asset on cancelled non-qualified stock options	.36	-	-	-	-	.09	-	-	-	-
Return on common equity - operating	10.51	10.34	9.81	9.20	9.18	9.98	9.48	9.17	46.72	5.43
Effect of goodwill and other intangibles	1.96	2.11	1.75	1.71	1.69	1.88	.76	.15	.63	.84
Return on tangible common equity - operating	12.47%	12.45%	11.56%	10.91%	10.87%	11.86%	10.24%	9.32%	47.35%	6.27%

Return on assets reconciliation
Return on assets (GAAP)	1.03%	1.00%	1.04%	.93%	.76%	1.00%	.85%	.91%	3.86%	.49%
Merger-related and other charges	.03	.08	.03	.07	.23	.05	.13	-	-	-
Impairment of deferred tax asset on cancelled non-qualified stock options	.04	-	-	-	-	.01	-	-	-	-
Return on assets - operating	1.10%	1.08%	1.07%	1.00%	.99%	1.06%	.98%	.91%	3.86%	.49%

Dividend payout ratio reconciliation
Dividend payout ratio (GAAP)	21.05%	22.22%	20.00%	22.58%	24.00%	21.43%	20.18%	9.91%	-%	-%
Merger-related and other charges	(.54)	(1.71)	(.56)	(1.37)	(5.82)	(1.02)	(2.86)	-	-	-
Impairment of deferred tax asset on cancelled non-qualified stock options	(.51)	-	-	-	-	(.14)	-	-	-	-
Dividend payout ratio - operating	20.00%	20.51%	19.44%	21.21%	18.18%	20.27%	17.32%	9.91%	-%	-%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	57.65%	60.78%	59.02%	61.94%	68.97%	59.80%	63.96%	58.26%	63.14%	65.43%
Merger-related and other charges	(1.07)	(2.99)	(1.20)	(2.84)	(9.56)	(2.02)	(5.45)	-	-	-
Efficiency ratio - operating	56.58%	57.79%	57.82%	59.10%	59.41%	57.78%	58.51%	58.26%	63.14%	65.43%

Average equity to assets reconciliation
Equity to assets (GAAP)	10.35%	10.38%	10.72%	10.72%	10.68%	10.54%	10.27%	9.69%	10.35%	8.47%
Effect of goodwill and other intangibles	(1.31)	(1.40)	(1.29)	(1.31)	(1.28)	(1.33)	(.53)	(.02)	(.04)	(.09)
Tangible equity to assets	9.04	8.98	9.43	9.41	9.40	9.21	9.74	9.67	10.31	8.38
Effect of preferred equity	-	-	-	(.09)	(.11)	(.02)	(.08)	(.07)	(2.76)	(2.84)
Tangible common equity to assets	9.04%	8.98%	9.43%	9.32%	9.29%	9.19%	9.66%	9.60%	7.55%	5.54%

Tangible common equity to risk-weighted assets reconciliation (1)
Tier 1 capital ratio (Regulatory)	11.27%	11.04%	11.44%	11.32%	11.45%	11.27%	11.45%	12.06%	12.74%	14.16%
Effect of other comprehensive income	(.34)	-	(.06)	(.25)	(.38)	(.34)	(.38)	(.35)	(.39)	(.51)
Effect of deferred tax limitation	1.27	1.50	1.63	1.85	2.05	1.27	2.05	3.11	4.26	-
Effect of trust preferred	(.25)	(.26)	(.08)	(.08)	(.08)	(.25)	(.08)	(1.00)	(1.04)	(1.15)
Effect of preferred equity	-	-	-	-	(.15)	-	(.15)	-	(2.39)	(4.24)
Basel III intangibles transition adjustment	(.06)	(.06)	(.06)	(.07)	(.10)	(.06)	(.10)	-	-	-
Basel III disallowed investments	-	-	-	-	.03	-	.03	-	-	-
Tangible common equity to risk-weighted assets	11.89%	12.22%	12.87%	12.77%	12.82%	11.89%	12.82%	13.82%	13.18%	8.26%

(1) Fourth quarter 2016 ratios are preliminary.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2016				2015	Linked	Year over
	Fourth	Third	Second	First	Fourth	Quarter	Year
(in millions)	Quarter	Quarter (1)	Quarter (1)	Quarter (1)	Quarter (1)	Change	Change
LOANS BY CATEGORY
Owner occupied commercial RE	$1,650	$1,587	$1,527	$1,509	$1,571	$63	$79
Income producing commercial RE	1,282	1,277	1,101	1,071	1,021	5	261
Commercial & industrial	1,070	994	925	854	785	76	285
Commercial construction	634	567	565	535	518	67	116
Total commercial	4,636	4,425	4,118	3,969	3,895	211	741
Residential mortgage	857	814	784	774	764	43	93
Home equity lines of credit	655	693	616	597	589	(38)	66
Residential construction	190	200	170	167	176	(10)	14
Consumer installment	583	593	599	599	571	(10)	12
Total loans	$6,921	$6,725	$6,287	$6,106	$5,995	196	926

LOANS BY MARKET
North Georgia	$1,097	$1,110	$1,097	$1,097	$1,125	(13)	(28)
Atlanta MSA	1,399	1,332	1,314	1,257	1,259	67	140
North Carolina	545	548	543	543	549	(3)	(4)
Coastal Georgia	581	565	541	543	537	16	44
Gainesville MSA	248	236	240	248	254	12	(6)
East Tennessee	504	506	509	495	504	(2)	-
South Carolina	1,233	1,199	862	821	819	34	414
Specialized Lending	855	763	706	628	492	92	363
Indirect auto	459	466	475	474	456	(7)	3
Total loans	$6,921	$6,725	$6,287	$6,106	$5,995	196	926

(1) Certain prior period amounts have been reclassified to conform to the current presentation.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Year-End

(in millions)	2016	2015 (1)	2014 (1)	2013 (1)	2012 (1)
LOANS BY CATEGORY
Owner occupied commercial RE	$1,650	$1,571	$1,257	$1,238	$1,254
Income producing commercial RE	1,282	1,021	767	807	891
Commercial & industrial	1,070	785	710	471	456
Commercial construction	634	518	364	336	407
Total commercial	4,636	3,895	3,098	2,852	3,008
Residential mortgage	857	764	614	604	517
Home equity lines of credit	655	589	456	430	375
Residential construction	190	176	131	136	122
Consumer installment	583	571	373	307	153
Total loans	$6,921	$5,995	$4,672	$4,329	$4,175

LOANS BY MARKET
North Georgia	$1,097	$1,125	$1,163	$1,240	$1,364
Atlanta MSA	1,399	1,259	1,243	1,235	1,204
North Carolina	545	549	553	572	579
Coastal Georgia	581	537	456	423	400
Gainesville MSA	248	254	257	255	261
East Tennessee	504	504	280	280	283
South Carolina	1,233	819	30	4	-
Specialized Lending	855	492	421	124	46
Indirect auto	459	456	269	196	38
Total loans	$6,921	$5,995	$4,672	$4,329	$4,175

(1) Certain prior period amounts have been reclassified to conform to the current presentation.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality

	Fourth Quarter 2016			Third Quarter 2016 (2)			Second Quarter 2016 (2)
	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NONPERFORMING ASSETS BY CATEGORY
Owner occupied CRE	$7,373	$3,145	$10,518	$7,693	$3,188	$10,881	$8,218	$3,096	$11,314
Income producing CRE	1,324	36	1,360	2,422	765	3,187	2,511	1,554	4,065
Commercial & industrial	966	-	966	1,079	-	1,079	949	-	949
Commercial construction	1,538	2,977	4,515	1,977	1,274	3,251	1,398	-	1,398
Total commercial	11,201	6,158	17,359	13,171	5,227	18,398	13,076	4,650	17,726
Residential mortgage	6,368	1,260	7,628	5,440	1,211	6,651	5,636	1,160	6,796
Home equity lines of credit	1,831	531	2,362	1,194	514	1,708	1,308	83	1,391
Residential construction	776	-	776	369	2,235	2,604	379	283	662
Consumer installment	1,363	-	1,363	1,398	-	1,398	949	-	949
Total NPAs	$21,539	$7,949	$29,488	$21,572	$9,187	$30,759	$21,348	$6,176	$27,524

NONPERFORMING ASSETS BY MARKET
North Georgia	$5,278	$856	$6,134	$5,356	$653	$6,009	$6,219	$1,086	$7,305
Atlanta MSA	1,259	716	1,975	979	1,530	2,509	1,140	2,041	3,181
North Carolina	4,750	632	5,382	5,216	543	5,759	4,762	224	4,986
Coastal Georgia	1,778	-	1,778	1,606	47	1,653	1,186	168	1,354
Gainesville MSA	279	-	279	222	-	222	234	-	234
East Tennessee	2,354	675	3,029	3,281	160	3,441	3,616	247	3,863
South Carolina	2,494	5,070	7,564	2,015	6,254	8,269	1,271	2,410	3,681
Specialized Lending	2,072	-	2,072	1,597	-	1,597	2,108	-	2,108
Indirect auto	1,275	-	1,275	1,300	-	1,300	812	-	812
Total NPAs	$21,539	$7,949	$29,488	$21,572	$9,187	$30,759	$21,348	$6,176	$27,524

NONPERFORMING ASSETS ACTIVITY
Beginning Balance	$21,572	$9,187	$30,759	$21,348	$6,176	$27,524	$22,419	$5,163	$27,582
Acquisitions	-	-	-	-	7,495	7,495	-	(497)	(497)
Loans placed on non-accrual	6,346	-	6,346	6,680	-	6,680	6,786	-	6,786
Payments received	(3,832)	-	(3,832)	(3,938)	-	(3,938)	(4,201)	-	(4,201)
Loan charge-offs	(1,293)	-	(1,293)	(1,236)	-	(1,236)	(1,803)	-	(1,803)
Foreclosures	(1,254)	1,530	276	(1,282)	2,335	1,053	(1,853)	2,722	869
Capitalized costs	-	26	26	-	3	3	-	98	98
Property sales	-	(2,737)	(2,737)	-	(6,553)	(6,553)	-	(1,424)	(1,424)
Write downs	-	(254)	(254)	-	(53)	(53)	-	(73)	(73)
Net gains (losses) on sales	-	197	197	-	(216)	(216)	-	187	187
Ending Balance	$21,539	$7,949	$29,488	$21,572	$9,187	$30,759	$21,348	$6,176	$27,524

	Fourth Quarter 2016		Third Quarter 2016 (2)		Second Quarter 2016 (2)
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$1	-%	$46	.01%	$800	.21%
Income producing CRE	527	.16	70	.02	81	.03
Commercial & industrial	(201)	(.08)	453	.18	(392)	(.18)
Commercial construction	241	.16	(194)	(.13)	(196)	(.14)
Total commercial	568	.05	375	.03	293	.03
Residential mortgage	322	.15	(47)	(.02)	489	.25
Home equity lines of credit	151	.09	267	.16	253	.17
Residential construction	(16)	(.03)	242	.51	210	.51
Consumer installment	514	.35	522	.34	485	.33
Total	$1,539	.09	$1,359	.08	$1,730	.11

NET CHARGE-OFFS BY MARKET
North Georgia	$575	.21%	$68	.02%	$428	.16%
Atlanta MSA	12	-	398	.12	1	-
North Carolina	714	.52	329	.24	575	.43
Coastal Georgia	118	.08	432	.31	177	.13
Gainesville MSA	(32)	(.05)	15	.03	(87)	(.14)
East Tennessee	(139)	(.11)	(69)	(.05)	346	.28
South Carolina	(2)	-	(66)	(.02)	49	.02
Specialized Lending	(21)	(.01)	69	.04	(18)	(.01)
Indirect auto	314	.27	183	.15	259	.22
Total	$1,539	.09	$1,359	.08	$1,730	.11

(1) Annualized. (2) Certain prior period amounts have been reclassified to conform to the current presentation.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share data)	2016	2015	2016	2015

Interest revenue:
Loans, including fees	$71,494	$63,442	$268,382	$223,256
Investment securities, including tax exempt of $165, $189, $614 and $705	15,988	14,952	64,027	51,848
Deposits in banks and short-term investments	296	968	2,611	3,428
Total interest revenue	87,778	79,362	335,020	278,532

Interest expense:
Deposits:
NOW	522	426	1,903	1,505
Money market	1,321	1,006	4,982	3,466
Savings	33	27	135	98
Time	1,084	922	3,136	3,756
Total deposit interest expense	2,960	2,381	10,156	8,825
Short-term borrowings	121	85	399	364
Federal Home Loan Bank advances	945	436	3,676	1,743
Long-term debt	2,827	2,696	11,005	10,177
Total interest expense	6,853	5,598	25,236	21,109
Net interest revenue	80,925	73,764	309,784	257,423
Provision for credit losses	-	300	(800)	3,700
Net interest revenue after provision for credit losses	80,925	73,464	310,584	253,723

Fee revenue:
Service charges and fees	10,653	11,500	42,113	36,825
Mortgage loan and other related fees	6,516	3,290	20,292	13,592
Brokerage fees	911	1,058	4,280	5,041
Gains from sales of government guaranteed loans	3,028	1,995	9,545	6,276
Securities gains, net	60	378	982	2,255
Loss from prepayment of debt	-	-	-	(1,294)
Other	4,065	3,063	16,485	9,834
Total fee revenue	25,233	21,284	93,697	72,529
Total revenue	106,158	94,748	404,281	326,252

Operating expenses:
Salaries and employee benefits	35,677	32,939	138,789	116,688
Communications and equipment	4,753	4,735	18,355	15,273
Occupancy	5,210	4,666	19,603	15,372
Advertising and public relations	1,151	978	4,426	3,667
Postage, printing and supplies	1,353	1,293	5,382	4,273
Professional fees	2,773	3,331	11,822	10,175
FDIC assessments and other regulatory charges	1,413	1,463	5,866	5,106
Amortization of intangibles	1,066	1,041	4,182	2,444
Merger-related and other charges	1,141	9,078	8,122	17,995
Other	6,784	5,964	24,742	20,245
Total operating expenses	61,321	65,488	241,289	211,238
Net income before income taxes	44,837	29,260	162,992	115,014
Income tax expense	17,616	11,052	62,336	43,436
Net income	27,221	18,208	100,656	71,578
Preferred stock dividends and discount accretion	-	25	21	67
Net income available to common shareholders	$27,221	$18,183	$100,635	$71,511

Earnings per common share:
Basic	$.38	$.25	$1.40	$1.09
Diluted	.38	.25	1.40	1.09
Weighted average common shares outstanding:
Basic	71,641	72,135	71,910	65,488
Diluted	71,648	72,440	71,915	65,492

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet (Unaudited)

	December 31,	December 31,
(in thousands, except share and per share data)	2016	2015

ASSETS
Cash and due from banks	$99,489	$86,912
Interest-bearing deposits in banks	117,859	153,451
Cash and cash equivalents	217,348	240,363
Securities available for sale	2,432,438	2,291,511
Securities held to maturity (fair value $333,170 and $371,658)	329,843	364,696
Mortgage loans held for sale (includes $27,891 and $0 at fair value)	29,878	24,231
Loans, net of unearned income	6,920,636	5,995,441
Less allowance for loan losses	(61,422)	(68,448)
Loans, net	6,859,214	5,926,993
Premises and equipment, net	189,938	178,165
Bank owned life insurance	143,543	105,493
Accrued interest receivable	28,018	25,786
Net deferred tax asset	154,336	197,613
Derivative financial instruments	23,688	20,082
Goodwill and other intangible assets	156,222	147,420
Other assets	144,189	94,075
Total assets	$10,708,655	$9,616,428
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$2,637,004	$2,204,755
NOW	1,989,763	1,975,884
Money market	1,846,440	1,599,637
Savings	549,713	471,129
Time	1,287,142	1,282,803
Brokered	327,496	338,985
Total deposits	8,637,558	7,873,193
Short-term borrowings	5,000	16,640
Federal Home Loan Bank advances	709,209	430,125
Long-term debt	175,078	163,836
Derivative financial instruments	27,648	28,825
Accrued expenses and other liabilities	78,427	85,524
Total liabilities	9,632,920	8,598,143
Shareholders' equity:
Preferred stock, $1 par value; 10,000,000 shares authorized;
Series H; $1,000 stated value; 0 and 9,992 shares issued and outstanding	-	9,992
Common stock, $1 par value; 150,000,000 shares authorized;
70,899,114 and 66,198,477 shares issued and outstanding	70,899	66,198
Common stock, non-voting, $1 par value; 26,000,000 shares authorized;
0 and 5,285,516 shares issued and outstanding	-	5,286
Common stock issuable; 519,874 and 458,953 shares	7,327	6,779
Capital surplus	1,275,849	1,286,361
Accumulated deficit	(251,857)	(330,879)
Accumulated other comprehensive loss	(26,483)	(25,452)
Total shareholders' equity	1,075,735	1,018,285
Total liabilities and shareholders' equity	$10,708,655	$9,616,428

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended December 31,

	2016			2015
	Average		Avg.	Average		Avg.
(dollars in thousands, fully taxable equivalent (FTE))	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$6,814,114	$71,522	4.18%	$5,975,491	$63,509	4.22%
Taxable securities (3)	2,664,395	15,823	2.38	2,575,846	14,763	2.29
Tax-exempt securities (FTE) (1)(3)	25,735	270	4.20	30,748	309	4.02
Federal funds sold and other interest-earning assets	160,391	430	1.07	210,341	1,065	2.03

Total interest-earning assets (FTE)	9,664,635	88,045	3.63	8,792,426	79,646	3.60
Non-interest-earning assets:
Allowance for loan losses	(62,767)			(69,743)
Cash and due from banks	101,006			88,057
Premises and equipment	189,719			192,040
Other assets (3)	591,491			554,974
Total assets	$10,484,084			$9,557,754

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,920,124	522	.11	$1,865,305	426	.09
Money market	2,058,589	1,321	.26	1,897,364	1,006	.21
Savings	544,490	33	.02	465,993	27	.02
Time	1,317,794	813	.25	1,317,770	1,007	.30
Brokered time deposits	103,577	271	1.04	258,698	(85)	(.13)
Total interest-bearing deposits	5,944,574	2,960	.20	5,805,130	2,381	.16

Federal funds purchased and other borrowings	51,224	121	.94	40,148	85	.84
Federal Home Loan Bank advances	476,698	945	.79	191,484	436	.90
Long-term debt	175,018	2,827	6.43	165,620	2,696	6.46
Total borrowed funds	702,940	3,893	2.20	397,252	3,217	3.21

Total interest-bearing liabilities	6,647,514	6,853	.41	6,202,382	5,598	.36
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,607,878			2,223,011
Other liabilities	143,609			111,757
Total liabilities	9,399,001			8,537,150
Shareholders' equity	1,085,083			1,020,604
Total liabilities and shareholders' equity	$10,484,084			$9,557,754

Net interest revenue (FTE)		$81,192			$74,048
Net interest-rate spread (FTE)			3.22%			3.24%

Net interest margin (FTE) (4)			3.34%			3.34%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $18.6 million in 2016 and $7.45 million in 2015 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Twelve Months Ended December 31,

	2016			2015
	Average		Avg.	Average		Avg.
(dollars in thousands, fully taxable equivalent (FTE))	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$6,412,740	$268,478	4.19%	$5,297,687	$223,713	4.22%
Taxable securities (3)	2,665,051	63,413	2.38	2,342,533	51,143	2.18
Tax-exempt securities (FTE) (1)(3)	26,244	1,005	3.83	25,439	1,154	4.54
Federal funds sold and other interest-earning assets	152,722	3,149	2.06	168,494	3,799	2.25

Total interest-earning assets (FTE)	9,256,757	336,045	3.63	7,834,153	279,809	3.57
Non-interest-earning assets:
Allowance for loan losses	(65,294)			(71,001)
Cash and due from banks	95,613			81,244
Premises and equipment	187,698			174,835
Other assets (3)	579,051			442,878
Total assets	$10,053,825			$8,462,109

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,826,729	1,903	.10	$1,563,911	1,505	.10
Money market	1,941,288	4,982	.26	1,678,765	3,466	.21
Savings	515,179	135	.03	372,414	98	.03
Time	1,289,876	3,138	.24	1,269,360	4,823	.38
Brokered time deposits	171,420	(2)	.00	269,162	(1,067)	(.40)
Total interest-bearing deposits	5,744,492	10,156	.18	5,153,612	8,825	.17

Federal funds purchased and other borrowings	34,906	399	1.14	49,301	364	.74
Federal Home Loan Bank advances	499,026	3,676	.74	250,404	1,743	.70
Long-term debt	170,479	11,005	6.46	139,979	10,177	7.27
Total borrowed funds	704,411	15,080	2.14	439,684	12,284	2.79

Total interest-bearing liabilities	6,448,903	25,236	.39	5,593,296	21,109	.38
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,432,846			1,901,521
Other liabilities	112,774			97,890
Total liabilities	8,994,523			7,592,707
Shareholders' equity	1,059,302			869,402
Total liabilities and shareholders' equity	$10,053,825			$8,462,109

Net interest revenue (FTE)		$310,809			$258,700
Net interest-rate spread (FTE)			3.24%			3.19%

Net interest margin (FTE) (4)			3.36%			3.30%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $16.0 million in 2016 and $11.4 million in 2015 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.